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                                                                    EXHIBIT 99.1





                      Press Release dated January 17, 2001
                              of Elcor Corporation.

                         [ELCOR CORPORATION LETTERHEAD]



PRESS RELEASE                                           TRADED:  NYSE
FOR IMMEDIATE RELEASE                                   SYMBOL:  ELK


FOR FURTHER INFORMATION:

Richard J. Rosebery                                     Harold R. Beattie, Jr.
Vice Chairman, Chief Financial                          Vice President - Finance
and Administrative Officer                              and Treasurer
(972) 851-0510                                          (972) 851-0523


             ELCOR REPORTS LOWER FISCAL 2001 SECOND QUARTER RESULTS
                          IN LINE WITH EARLIER GUIDANCE

DALLAS, TEXAS, January 17, 2001 . . . . Elcor Corporation today reported lower results for its fiscal 2001 second quarter ending December 31, 2000. Results were in line with guidance provided in the company's January 11, 2001, press release.

For its second quarter ending December 31, 2000, net income was $1,005,000, or $0.05 per diluted share, compared to $7,471,000, or $0.37 per diluted share, in the year-ago quarter. Sales were $68,620,000, versus $81,736,000, in the same quarter last year.

For its first half ending December 31, 2000, net income was $5,949,000, or $.30 per diluted share, on sales of $154,821,000, compared to net income of $17,480,000, or $.87 per diluted share, on sales of $177,525,000 in the same period last year.

Harold K. Work, Elcor's Chairman, President and Chief Executive Officer, said, "Second quarter results were affected by lower residential asphalt roofing products sales. Several factors contributed to the decline. Unusually harsh winter weather conditions further impacted an already slow roofing market due to the economic slowdown. In addition to the slow roofing market, this business continued to be impacted by the high costs of asphalt and diesel fuel, as well as very competitive product pricing."

ROOFING PRODUCTS:  LOWER RESULTS IN A SLOW MARKET

Elk's roofing products sales were $56,623,000 in this year's second quarter, compared to $68,830,000 in the record year-ago quarter. Its operating profits were $3,363,000, compared to $11,318,000 in the record quarter last year. Elk experienced a significant decline in both laminated asphalt shingle shipments and external shipments of nonwoven fiberglass mat to other roofing manufacturers during the quarter, as


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PRESS RELEASE
Elcor Corporation
January 17, 2001
Page 2


compared to the record year-ago quarter. As indicated, unusually severe winter weather conditions further contributed to already slow demand in the roofing industry. Product pricing during the quarter was about flat with prior year. While asphalt costs have remained relatively stable during the first half of fiscal 2001, asphalt costs in this year's second quarter were 32% higher than in the year-ago quarter.

NEW MYERSTOWN SHINGLE PLANT ACHIEVES SMOOTH START-UP

Elk's new Myerstown, Pennsylvania premium laminated asphalt shingle plant is undergoing a very smooth start-up and has begun producing limited quantities of quality products during this year's December quarter. The Myerstown plant will increase Elk's laminated shingle capacity by about 38% and will significantly reduce Elk's transportation costs to serve Northeast and Middle Atlantic markets. According to Work, "We are receiving enthusiastic comments from roofing contractors about the improved appearance and winter handling performance of the new plant's Prestique laminated shingles. The Myerstown plant places Elk in a strong position to provide excellent service to an expanded distribution network in the Northeast and Middle Atlantic states in the years ahead," he added.

ELECTRONICS MANUFACTURING SERVICES: CYBERSHIELD'S SALES AND EARNINGS ARE EXPECTED TO ACCELERATE SIGNIFICANTLY DURING THE SECOND HALF OF FISCAL 2001

Cybershield had lower sales of $8,347,000, compared to $9,865,000, and operating profits of $919,000, compared to $2,252,000, in the record year-ago second quarter. Last year's second quarter operating results had benefited from higher production levels of components for more mature digital cell phone models. However, this year's second quarter results reflect lower production volumes of these mature phone components and higher costs associated with ramping up production of components for several new phone models.

Richard J. Rosebery, Elcor's Vice Chairman, said, "The scheduled ramp-up of new cellular handset components and other new products should provide significant sales and profit momentum to the third and fourth quarters of fiscal 2001. Many of these new products will have greater value added content provided by Cybershield, which should also contribute to higher sales and earnings during the second half of fiscal 2001. Although we see many uncertainties in the market, if our telecom customers maintain current production schedules, full year fiscal 2001 sales and operating earnings could exceed record fiscal 2000 results by about one third," he concluded.

INDUSTRIAL PRODUCTS:  SIGNIFICANT TURNAROUND IN OPERATIONS ACHIEVED

The Industrial Products segment had higher sales of $3,621,000, compared to $2,996,000, and an operating profit of $297,000, compared to an operating loss of

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PRESS RELEASE
Elcor Corporation
January 17, 2001
Page 3


$845,000, in the year-ago quarter. Significantly improved results were due primarily to Chromium Corporation's turnaround after consolidating all manufacturing operations into its Cleveland, Ohio facility. Manufacturing productivity at the Cleveland facility improved throughout the quarter, and the outlook appears good for continued improvement as fiscal 2001 progresses. Ortloff Engineers' operating results were also better than in the year-ago quarter, and its outlook for additional awards of significant licenses of Elcor's leading edge patented cryogenic gas processing technology appears good.

FINANCIAL POSITION:

For the six months ending December 31, 2000, cash flows from operations of $15.1 million, $1.2 million in cash and $16.7 million in increased long-term debt, funded $25.9 million of net investments in property, plant and equipment and $7.1 million in dividends and share repurchases. Approximately $19.1 million of the net investments in property, plant and equipment were related to Elk's new Myerstown roofing plant.

Elcor ended the second quarter with $58 million of inventory, compared to $35 million at the end of the year-ago quarter when roofing product inventory levels were significantly below desired levels. Compared to the year-ago quarter, asphalt shingle inventories increased on both a unit and cost per unit basis, as well as a result of building a base level inventory at the new Myerstown roofing plant. Nonwoven fiberglass mat inventories also increased. While management continues to closely monitor inventory levels in relation to current and projected sales levels, it does not consider the current level of inventory to be excessive.

At December 31, 2000, the company had $108.0 million of long-term debt, $160.7 million of shareholders' equity and $268.7 million of total capital. Long-term debt, as a percent of total capital, increased to 40% from 24% last year.

OUTLOOK:

Mr. Work said, "It has been our experience that periods of below average shingle demand have often been followed by periods of significantly higher growth, since a number of existing roofs will require replacement each year, and each deferred replacement builds a backlog of future demand. Extended periods of abnormally dry weather can mask deteriorating roof conditions, and weakened economic conditions can provide economic incentive to temporarily defer replacement, both resulting in an increasing replacement backlog. Therefore, we are cautiously optimistic that recent heavy rains following a prolonged drought in the Western states, and the recent shift in Federal Reserve policy towards reduced interest rates, may provide the stimulus


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PRESS RELEASE
Elcor Corporation
January 17, 2001
Page 4


necessary to increase shingle demand in coming months. On average, reroofing and remodeling account for about 80% of the asphalt shingle market.

"We have received numerous reports that the unusually harsh winter weather in the Midwestern and Northern regions of the country has caused severe roof damage. It is possible that the same weather conditions which adversely affected roofing sales during the current quarter may provide an impetus for increased demand in the months ahead.

"Elk is currently very well positioned to take advantage of any improvement in demand that may occur in the laminated asphalt shingle market. For the first time in several years, Elk has in place the manufacturing capacity, and inventory levels, to fully participate in a market recovery.

"We also see some encouraging developments on the pricing front. During the December quarter, one roofing manufacturer announced a permanent closing of several inefficient roofing plants, and other manufacturers have temporarily curtailed production at selected roofing plants. These actions should help to reduce the excess inventories which have restricted the industry's ability to recover sharply higher raw material and transportation costs through increased pricing.

"While there are reasons for guarded optimism about the future, we are also keenly aware of the realities of the recently completed quarter, and the uncertainties inherent in predicting the timing and magnitude of a turnaround in the roofing market. We therefore believe it is prudent to reduce our earnings guidance for the full fiscal year 2001 to the range of $0.65 to $0.75 per share," he concluded.

CORPORATE QUARTERLY EARNINGS CONFERENCE CALL

Elcor's quarterly earnings conference call for the quarter ended December 31, 2000, will be held tomorrow, Thursday, January 18, 2001, at 11:00 a.m. Eastern time (10:00 a.m. Central time). The conference call will be broadcast live over the Internet. Interested parties can access the conference call through the Elcor Website at www.elcor.com (Investor Relations / Calls & Presentations) or by visiting www.prnewswire.com.

SAFE HARBOR PROVISIONS

In accordance with the safe harbor provisions of the securities law regarding forward-looking statements, in addition to the historical information contained herein, the above discussion contains forward-looking statements that involve risks and uncertainties. The statements that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements usually are accompanied by words such as "outlook," "believe,"

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PRESS RELEASE
Elcor Corporation
January 17, 2001
Page 5


"estimate," "potential," "project," "expect," "anticipate," "plan," "predict," "could," "should," "may," or similar words that convey the uncertainty of future events or outcomes. These statements are based on judgments the company believes are reasonable; however, Elcor's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs, transportation costs, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including but not limited to its Form 10-K for the fiscal year ending June 30, 2000, and subsequent Forms 8-K and 10-Q.

                                 - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products, and provides electronics manufacturing services. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Myerstown, Pennsylvania; Dallas and Ennis, Texas. Its electronics manufacturing services facilities are located in Canton, Georgia; Dallas and Lufkin, Texas; and its industrial products facilities are located in Cleveland, Ohio and Midland, Texas.



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PRESS RELEASE
Elcor Corporation Quarterly Results
January 17, 2001
Page 6

CONDENSED RESULTS OF OPERATIONS
(Unaudited, $ in thousands)

                                                                                                             Trailing
                                                   Three Months Ended         Six Months Ended          Twelve Months Ended
                                                      December 31,               December 31,               December 31,
                                                   2000         1999          2000         1999          2000          1999
                                                ----------   ----------    ----------   ----------    ----------    ----------
SALES                                           $   68,620   $   81,736    $  154,821   $  177,525    $  327,571    $  338,332
                                                ----------   ----------    ----------   ----------    ----------    ----------

COSTS AND EXPENSES:
       Cost of sales                                53,825       60,674       120,244      130,416       252,345       250,712
       Selling, general & administrative            12,548        9,838        23,987       19,350        44,336        38,965
       Interest expense and other, net                 623          104         1,128          521         1,769         1,492
       Gain from involuntary conversion                  0         (889)            0         (889)         (403)         (889)
                                                ----------   ----------    ----------   ----------    ----------    ----------

Total Costs and Expenses                            66,996       69,727       145,359      149,398       298,047       290,280
                                                ----------   ----------    ----------   ----------    ----------    ----------

INCOME BEFORE INCOME TAXES                           1,624       12,009         9,462       28,127        29,524        48,052

Provision for income taxes                             619        4,538         3,513       10,647        11,123        17,493
                                                ----------   ----------    ----------   ----------    ----------    ----------

NET INCOME                                      $    1,005   $    7,471    $    5,949   $   17,480    $   18,401    $   30,559
                                                ==========   ==========    ==========   ==========    ==========    ==========

INCOME PER COMMON SHARE-BASIC                   $     0.05   $     0.38    $     0.31   $     0.89    $     0.94    $     1.57
                                                ==========   ==========    ==========   ==========    ==========    ==========

INCOME PER COMMON SHARE-DILUTED                 $     0.05   $     0.37    $     0.30   $     0.87    $     0.93    $     1.53
                                                ==========   ==========    ==========   ==========    ==========    ==========

AVERAGE COMMON SHARES OUTSTANDING
    Basic                                           19,317       19,564        19,420       19,546        19,514        19,525
                                                ==========   ==========    ==========   ==========    ==========    ==========

    Diluted                                         19,438       20,071        19,597       20,027        19,871        20,010
                                                ==========   ==========    ==========   ==========    ==========    ==========


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PRESS RELEASE
Elcor Corporation Quarterly Results
January 17, 2001
Page 7

FINANCIAL INFORMATION BY COMPANY SEGMENTS
(Unaudited, $ in thousands)

                                                                                                               Trailing
                                                  Three Months Ended            Six Months Ended          Twelve Months Ended
                                                      December 31,                 December 31,                December 31,
                                                   2000          1999          2000          1999          2000          1999
                                                ----------    ----------    ----------    ----------    ----------    ----------
SALES
      Roofing Products                          $   56,623    $   68,830    $  131,841    $  151,769    $  285,468    $  291,407
      Electronics Manufacturing Services             8,347         9,865        16,736        19,009        30,753        32,964
      Industrial Products                            3,621         2,996         6,185         6,658        11,221        13,782
      Corporate & Eliminations                          29            45            59            89           129           179
                                                ----------    ----------    ----------    ----------    ----------    ----------
                                                $   68,620    $   81,736    $  154,821    $  177,525    $  327,571    $  338,332
                                                ==========    ==========    ==========    ==========    ==========    ==========

OPERATING PROFIT (LOSS)
      Roofing Products                          $    3,363    $   11,318    $   14,362    $   27,595    $   39,791    $   50,511
      Electronics Manufacturing Services               919         2,252         1,616         3,612         2,908         5,115
      Industrial Products                              297          (845)         (948)         (676)       (4,925)       (1,244)
      Corporate & Eliminations                      (2,332)       (1,501)       (4,440)       (2,772)       (6,884)       (5,727)
                                                ----------    ----------    ----------    ----------    ----------    ----------
                                                $    2,247    $   11,224    $   10,590    $   27,759    $   30,890    $   48,655
                                                ==========    ==========    ==========    ==========    ==========    ==========


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PRESS RELEASE
Elcor Corporation Quarterly Results
January 17, 2001
Page 8

CONDENSED BALANCE SHEET
(Unaudited, $ in thousands)


                                                               December 31,
ASSETS                                                       2000         1999
------                                                    ----------   ----------
Cash and cash equivalents                                 $    3,461   $    3,270
Receivables, net                                              48,429       51,259
Inventories                                                   58,204       35,027
Deferred income taxes                                          2,937        2,413
Prepaid expenses and other                                     4,127        4,918
                                                          ----------   ----------

      Total Current Assets                                   117,158       96,887

Property, plant and equipment, net                           214,466      161,811
Other assets                                                   2,797        3,234
                                                          ----------   ----------

      Total Assets                                        $  334,421   $  261,932
                                                          ==========   ==========




                                                                December 31,
LIABILITIES AND SHAREHOLDERS' EQUITY                         2000         1999
------------------------------------                      ----------   ----------
Accounts payable and accrued liabilities                  $   43,228   $   40,871
Current maturities on long-term debt                               0            0
                                                          ----------   ----------

      Total Current Liabilities                               43,228       40,871

Long-term debt, net                                          108,000       49,300
Deferred income taxes                                         22,474       18,749
Shareholders' equity                                         160,719      153,012
                                                          ----------   ----------

      Total Liabilities and Shareholders' Equity          $  334,421   $  261,932
                                                          ==========   ==========


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PRESS RELEASE
Elcor Corporation Quarterly Results
January 17, 2001
Page 9

CONDENSED STATEMENT OF CASH FLOWS
(Unaudited, $ in thousands)

                                                             For the Six Months Ended
                                                                    December 30,
                                                                2000          1999
                                                             ----------    ----------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                                   $    5,949    $   17,480
Adjustments to net income
       Depreciation and amortization                              6,699         5,254
       Deferred income taxes                                      1,276           401
       Gain from involuntary conversion                               0          (889)
       Changes in assets and liabilities:
           Trade receivables                                     23,283        21,607
           Inventories                                          (17,239)       (9,257)
           Prepaid expenses and other                               185         2,672
           Accounts payable and accrued liabilities              (5,059)        6,987
                                                             ----------    ----------

Net cash from operations                                         15,094        44,255
                                                             ----------    ----------

INVESTING ACTIVITIES
       Additions to property, plant & equipment                 (26,048)      (31,330)
       Insurance proceeds from involuntary conversion                 0         1,651
       Other                                                        147           (72)
                                                             ----------    ----------

Net cash from investing activities                              (25,901)      (29,751)
                                                             ----------    ----------

FINANCING ACTIVITIES
       Long-term  borrowings, net                                16,700       (13,700)
       Dividends on common stock                                 (1,936)       (1,956)
       Treasury stock transactions and other, net                (5,198)          236
                                                             ----------    ----------

Net cash from financing activities                                9,566       (15,420)
                                                             ----------    ----------

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS             (1,241)         (916)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                    4,702         4,186
                                                             ----------    ----------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                   $    3,461    $    3,270
                                                             ==========    ==========